Exhibit 2.n.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the use in this Registration Statement on Form N-2 of Gladstone Capital Corporation of our report dated November 22, 2010 relating to the financial statements, financial statement schedule, and the effectiveness of internal control over financial reporting of Gladstone Capital Corporation, which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.
/s/ PricewaterhouseCoopers LLP
McLean, VA
July 13, 2011